CONSENT OF Independent CERTIFIED PUBLIC Accountants



     We consent to the use in this Registration Statement on Form SB-2 of Kingsgate Acquisitions, Inc. of our report dated December 6, 2001, relating to the consolidated financial statements of Look Models International, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.




HORWATH GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
December 10, 2001